PRESS RELEASE                                    UNILAB CORPORATION
                                                 (AMEX: ULB)
                                                 18448 Oxnard Street
                                                 Tarzana, CA  91356
                                                 www.Unilab.com

                                                 For Further Information:
                                                 Charles Kim
                                                 Phone: (818) 758-6607
                                                 e-mail: IRelations@Unilab.com

IMMEDIATE RELEASE
November 5, 1998


                  UNILAB CORPORATION COMPLETES CLOSING OF MERIS
                         LABORATORIES, INC. ACQUISITION

TARZANA, CA, November 5, 1998 -- UNILAB Corporation (AMEX: ULB) announced today that the Company's acquisition of Meris Laboratories, Inc. has closed.

Unilab Corporation is the largest provider of clinical laboratory testing services in California through its primary testing facilities in Los Angeles, San Jose and Sacramento and over 200 regional service and testing facilities located throughout the state.




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